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                                                                   EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-18063, 333-47481, 333-32551, 333-47545,
333-84593 and 333-77835), Form S-3 (File Nos. 333-46557 and 333-44003) and
Form S-4 (File No. 333-89491) of Summit Design, Inc. and subsidiaries of our report dated January 28, 2000 relating to the consolidated financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated January 28, 2000 relating to the financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers, LLP

Portland, Oregon
March 1, 2000